UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2016

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)      Effective as of July 1, 2016, Jennifer W. Harris, 40, was appointed as senior vice president and chief financial officer of HCSB Financial Corporation (the “Company”) and Horry County State Bank (“the Bank”). Ms. Harris brings extensive financial and accounting expertise to the Company and the Bank from her 18 years of experience in the financial services industry. During her career, Ms. Harris has worked with both national and community banks in the Carolinas, and she has experience covering all aspects of finance. Most recently, Ms. Harris served as VP Senior Accountant – SEC Reporting of Park Sterling Bank in Charlotte, North Carolina, from September 2014 to May 2016. Prior to that, Ms. Harris served as SEC Financial Reporting Manager of Yadkin Bank in Statesville, North Carolina, from April 2009 to July 2014, when Yadkin Bank, and its holding company, Yadkin Financial Corporation, merged with VantageSouth Bancshares, Inc. and Piedmont Community Bank Holdings, Inc. Ms. Harris also has held various senior accounting roles at community banks across North Carolina. In addition to her community banking experience, Ms. Harris is a certified public accountant and began her career at a national public accounting firm, during which time which she specialized in auditing financial institutions.

On July 1, 2016, the Company and the Bank entered into an employment agreement with Ms. Harris, pursuant to which Ms. Harris will serve as senior vice president and chief financial officer of the Company and the Bank. The employment agreement is initially for a term of three years and will thereafter be automatically extended for additional terms of one year unless either party delivers a notice of termination at least 90 days prior to the end of the term.

Under the terms of her employment agreement, Ms. Harris will be entitled to an annual base salary of $130,000 per year, and the board of directors of the Company (or an appropriate committee thereof) will review Ms. Harris’ base salary at least annually for adjustment based on her performance. Ms. Harris will be eligible to receive an annual cash bonus of up to 20% of her annual base salary if she achieves certain performance levels established from time to time by the board of directors, and she will be eligible to participate in the Company’s long-term equity incentive program and for the grant of stock options, restricted stock, and other awards thereunder or under any similar plan adopted by the Company. Additionally, Ms. Harris will participate in the Company’s retirement, welfare, and other benefit programs and be entitled to reimbursement for travel and business expenses.

On July 1, 2016, the Bank received the necessary nonobjection from the FDIC and Federal Reserve Bank of Richmond for Ms. Harris to serve as the senior vice president and chief financial officer of the Bank and the Company.

A copy of Ms. Harris’ employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The description of this agreement is qualified in its entirety by reference to the full text of the employment agreement.

Item 8.01. Other Events.

On July 1, 2016, the Company issued a press release relating to Ms. Harris’ appointment as chief financial officer of the Bank and the Company.  A copy of the press release is filed as Exhibit 99.1 to, and incorporated by reference in, this report.  The information in this Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement between the Company, the Bank and Jennifer W. Harris, dated as of July 1, 2016

99.1	Press release, dated July 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: July 1, 2016	By:	/s/ Jan H. Hollar
	Name:	Jan H. Hollar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement between the Company, the Bank and Jennifer W. Harris, dated as of July1, 2016

99.1	Press Release, dated July 1, 2016